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EXHIBIT 23-C CONSENT OF YOUNG & ASSOCIATES


                        CONSENT OF INVESTMENT BANKER



We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of Southern Ohio Community Bancshares, Inc. in connection with its proposed merger with United Bancorp, Inc. in the Proxy Statement-Prospectus included in United Bancorp, Inc.'s Registration Statement on Form S-4 under the heading "Opinion of Southern's Financial Advisor," to the references to our firm in such Proxy Statement-Prospectus and to the inclusion of such opinion as an Appendix to the Proxy Statement and Prospectus.


                                /s/ Young & Associates
                            ----------------------------
                                   Young & Associates

Kent, Ohio
April 9, 1998